Exhibit 99.1

RUDOLPH TECHNOLOGIES REPORTS

2018 SECOND QUARTER RESULTS

•Quarterly record revenue of $77.5 million

•Software sales drive margins to high end of guidance

WILMINGTON, MASSACHUSETTS (August 2, 2018) – Rudolph Technologies, Inc. (NYSE: RTEC), a leading provider of semiconductor process control systems, lithography equipment, as well as process control and yield management software for wafer fabs and advanced packaging facilities, today announced financial results for the 2018 second quarter.

2018 Second Quarter Highlights

•	Record second quarter revenue of $77.5 million, an increase of 15 percent over the 2017 second quarter.
•	Gross margin of 54 percent at high end of guidance.
•	GAAP earnings of $0.45; non-GAAP earnings of $0.51 was at the high end of guidance.
•	Added new lithography customer in China for fan-out packaging applications.
•	Record shipments to China in the second quarter, representing 30 percent of total revenue.
•	The new Firefly™ and Dragonfly™ inspection systems were delivered to four additional new customers.

Key Financial Data for the Quarters Ended June 30, 2018,

March 31, 2018, and June 30, 2017

(in thousands, except per share amounts)

US GAAP
	June 2018	March 2018	June 2017
Revenue	$77,476	$73,096	$67,418
Gross profit margin	53.9%	58.0%	52.6%
Operating income	$16,674	$17,465	$12,695
Net income	$14,697	$15,130	$9,193
Net income per diluted share	$0.45	$0.47	$0.29

US NON-GAAP
	June 2018	March 2018	June 2017
Revenue	$77,476	$73,096	$67,418
Gross profit margin	54.0%	58.1%	52.7%
Operating income	$19,138	$19,352	$15,671
Net income	$16,552	$16,346	$10,605
Net income per diluted share	$0.51	$0.51	$0.33

Michael Plisinski, chief executive officer, commented, “All product teams contributed nicely to the record-setting second quarter.  Our software business is back to historical peaks and we expect to set new records in 2019. Our lithography business continues to add new customers and product innovations, expanding our total available market. Our process control products saw broad appeal, particularly from the memory market, and we experienced growing adoption of our new inspection platforms.”

Mr. Plisinski concluded, “Despite the industry pause in the third quarter, we see growth returning in the fourth quarter to levels similar to that in the first half of the year. Longer term, we see the large secular trends in automotive, high performance computing, and wireless communication continuing to create growth opportunities for all of our business units.”

Second Quarter 2018 GAAP Financial Results

Second quarter revenue totaled $77.5 million, an increase of 6 percent compared with $73.1 million for the first quarter of 2018 and a 15 percent increase compared with $67.4 million in the second quarter of 2017.  The second quarter gross margin was 54 percent of revenues, compared to 58 percent in the first quarter of 2018.  The decrease in gross margin was the result of the first quarter of 2018 gross margin included a high value lithography system for a flat panel display customer that was comprised of inventory with reduced book value.

Operating expenses for the second quarter of 2018 totaled $25.1 million, compared to $22.8 million in the 2017 second quarter. As a percentage of revenue, operating expenses represented 32 percent of revenue in the 2018 second quarter compared to 34 percent in the same quarter last year.  The increase in operating expenses over the prior year was primarily due to an increase in compensation related expenses, project costs related to the Company’s AMOLED initiative, and an increase in third party sales commissions, offset by lower legal expenses.

GAAP net income for the second quarter of 2018 was $14.7 million, or $0.45 per diluted share, compared with a net income of $9.2 million, or $0.29 per diluted share, for the same period in 2017. The increase in GAAP net income was primarily due to an increase in sales and gross margin, and a lower effective tax rate due to the 2017 Tax Cut and Jobs Act “Tax Reform” passed by the U.S. Congress.  In the first quarter of 2018, GAAP net income was $15.1 million, or $0.47 per diluted share.

Second Quarter Non-GAAP Financial Results

Second quarter 2018 non-GAAP net income was $16.6 million, or $0.51 per diluted share at the high end of the Company’s guidance.  Non-GAAP results excluded certain items, as detailed in the attached table. Second quarter 2017 non-GAAP net income was $10.6 million, or $0.33 per diluted share. In the first quarter of 2018, non-GAAP net income was $16.3 million, or $0.51 per diluted share.

Balance Sheet

At June 30, 2018, cash and marketable securities increased $3.1 million over the previous quarter to $183.5 million and cash provided by operating activities was $4.8 million for the second quarter. Accounts receivable increased in the quarter to $82.6 million and inventory increased to $84.2 million primarily due to higher sales volumes and a slight increase in days sales outstanding in the quarter.  Working capital increased in the quarter and ended at $313.4 million.

Outlook

The Company is currently anticipating revenue for the third quarter ended September 30, 2018 to be $65 million plus or minus 5 percent.  The Company is also expecting diluted GAAP net income per share to be in the range of $0.25 to $0.35 and non-GAAP net income per diluted share to be in the range of $0.30 to $0.40.

Conference Call

Rudolph Technologies will discuss its 2018 second quarter results on a conference call it is hosting today at 4:30 PM EDT.  To participate in the call, please dial (888) 204-4368 (Domestic) or (323) 794-2423 (International), reference Conference ID # 2088303 at least five (5) minutes prior to the scheduled start time. A live webcast will also be available on the Company’s website at www.rudolphtech.com

To listen to the live webcast, please go to the website at least fifteen (15) minutes early to register, download and install any necessary audio software.

There will be a replay of the conference call available from 8:00 p.m. ET on August 2 until 11:59 p.m. ET on August 9, 2018. To access the replay, please dial (888) 203-1112 (Domestic) or (719) 457-0820 (International) at any time during that period and use Conference ID 2088303.

A replay will also be available on the Company’s website at www.rudolphtech.com.

Discussion of Non-GAAP Financial Measures

The Company has provided in this release non-GAAP financial information including non-GAAP gross profit, operating income, net income, and net income per diluted share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the Company’s financial results to assess operational performance. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the Company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the Company uses in making operating decisions and because the Company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the Company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

The financial statements provided with this release include a reconciliation of the non-GAAP financial measures to those measures reported in accordance with GAAP.

The Company’s non-GAAP financial measures, used in this press release, reflect adjustments based on the following items:

Share-based compensation expense.   These expenses relate to employee restricted stock units and employee stock options. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results.

Amortization of intangibles.  The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Patent litigation fees and income. The Company, from time to time, may incur charges or benefits that are outside of the ordinary course of the Company’s business related to litigation. The Company believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of the Company’s business and because of the singular nature of the claims underlying the matter.

Net tax provision (benefit) adjustments.  This line item represents the income tax effects of the non-GAAP items.

About Rudolph Technologies

Rudolph Technologies, Inc. is a leader in the design, development, manufacture and support of defect inspection, lithography, process control metrology, and process control software used by semiconductor and advanced packaging device manufacturers worldwide. Rudolph delivers comprehensive solutions throughout the fab with its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down costs and time to market of their devices.  Headquartered in Wilmington, Massachusetts, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the Company’s website at www.rudolphtech.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include Rudolph’s business momentum and future growth; the benefit to customers of Rudolph’s products and customer service; Rudolph’s ability to both deliver products and services consistent with our customers’ demands and expectations and strengthen its market position; Rudolph’s expectations regarding the semiconductor market outlook; Rudolph’s third quarter 2018 financial outlook; as well as other matters that are not purely historical data. Rudolph wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Rudolph’s control.  Such factors include, but are not limited to, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; and fluctuations in customer capital spending. Additional information and considerations regarding the risks faced by Rudolph are available in Rudolph’s Form 10-K report for the year ended December 31, 2017 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Rudolph’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Rudolph does not assume any obligation to update the forward-looking information contained in this press release.

For more information, please contact: Investors: Michael Sheaffer Senior Director, Corp. Communications 978.253.6273 Mike.Sheaffer@rudolphtech.com	Trade Press: Amy Shay 952.259.1794 Amy.Shay@rudolphtech.com

(Financial tables follow)

RUDOLPH TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands) - (Unaudited)

	June 30, 2018	December 31, 2017
		(Audited)
ASSETS
Current assets
Cash and marketable securities	$183,457	$177,359
Accounts receivable, net	82,555	65,283
Inventories	84,222	67,521
Prepaid and other assets	9,868	11,919
Total current assets	360,102	322,082
Net property, plant and equipment	16,880	17,342
Intangibles	30,565	31,127
Other assets	15,319	15,371
Total assets	$422,866	$385,922

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$32,011	$26,800
Other current liabilities	14,699	15,507
Total current liabilities	46,710	42,307
Other non-current liabilities	10,166	10,461
Total liabilities	56,876	52,768
Stockholders’ equity	365,990	333,154
Total liabilities and stockholders’ equity	$422,866	$385,922

(Financial tables to follow)

RUDOLPH TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) - (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Revenue	$77,476	$73,096	$67,418	$150,572	$128,097
Cost of revenue	35,740	30,675	31,962	66,415	60,773
Gross profit	41,736	42,421	35,456	84,157	67,324
Operating expenses:
Research and development	12,733	11,783	12,146	24,516	24,156
Selling, general and administrative	11,946	12,793	10,110	24,739	19,778
Amortization	383	380	505	763	1,010
Total operating expenses	25,062	24,956	22,761	50,018	44,944
Operating income	16,674	17,465	12,695	34,139	22,380
Interest income, net	(476)	(391)	(223)	(867)	(414)
Other expense (income), net	(140)	182	166	42	435
Income before income taxes	17,290	17,674	12,752	34,964	22,359
Provision for income taxes	2,593	2,544	3,559	5,137	6,015
Net income	$14,697	$15,130	$9,193	$29,827	$16,344
Earnings per share:
Basic	$0.46	$0.48	$0.29	$0.94	$0.52
Diluted	$0.45	$0.47	$0.29	$0.92	$0.51
Weighted average shares outstanding:
Basic	31,859	31,662	31,501	31,760	31,397
Diluted	32,437	32,317	32,146	32,377	32,104

(Financial tables to follow)

RUDOLPH TECHNOLOGIES, INC.

NON-GAAP FINANCIAL SUMMARY

(In thousands, except percentage and per share amounts) - (Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Revenue	$77,476	$73,096	$67,418	$150,572	$128,097
Gross profit	$41,851	$42,482	$35,553	$84,333	$67,481
Gross margin as percentage of revenue	54.0%	58.1%	52.7%	56.0%	52.7%
Operating expenses	$22,713	$23,130	$19,882	$45,843	$39,590
Operating income	$19,138	$19,352	$15,671	$38,490	$27,891
Operating margin as a percentage of revenue	24.7%	26.5%	23.2%	25.6%	21.8%
Net income	$16,552	$16,346	$10,605	$32,898	$18,836
Net income per diluted share	$0.51	$0.51	$0.33	$1.02	$0.59

RECONCILIATION OF U.S. GAAP GROSS PROFIT,

OPERATING EXPENSES AND OPERATING INCOME TO NON-GAAP

GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME

(In thousands, except percentages) - (Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
U.S. GAAP gross profit	$41,736	$42,421	$35,456	$84,157	$67,324
Pre-tax non-GAAP items:
Share-based compensation expense	115	61	97	176	157
Non-GAAP gross profit	$41,851	$42,482	$35,553	$84,333	$67,481
U.S. GAAP gross margin as a percentage of revenue	53.9%	58.0%	52.6%	55.9%	52.6%
Non-GAAP gross margin as a percentage of revenue	54.0%	58.1%	52.7%	56.0%	52.7%
U.S. GAAP operating expenses	$25,062	$24,956	$22,761	$50,018	$44,944
Pre-tax non-GAAP items:
Amortization of intangibles	383	380	505	763	1,010
Litigation fees	—	—	671	—	1,553
Share-based compensation expense	1,966	1,446	1,703	3,412	2,791
Non-GAAP operating expenses	22,713	23,130	19,882	45,843	39,590
Non-GAAP operating income	$19,138	$19,352	$15,671	$38,490	$27,891
GAAP operating margin as a percentage of revenue	21.5%	23.9%	18.8%	22.7%	17.5%
Non-GAAP operating margin as a percentage of revenue	24.7%	26.5%	23.2%	25.6%	21.8%

(Financial table to follow)

RUDOLPH TECHNOLOGIES, INC.

RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO

NON-GAAP NET INCOME

(In thousands, except share and per share data) - (Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
U.S. GAAP net income	$14,697	$15,130	$9,193	$29,827	$16,344
Pre-tax non-GAAP items
Amortization of intangibles	383	380	505	763	1,010
Litigation fees	—	—	671	—	1,553
Share-based compensation expense	2,081	1,507	1,800	3,588	2,948
Net tax benefit adjustments	(609)	(671)	(1,564)	(1,280)	(3,019)
Non-GAAP net income	$16,552	$16,346	$10,605	$32,898	$18,836
Non-GAAP net income per diluted share	$0.51	$0.51	$0.33	$1.02	$0.59

SUPPLEMENTAL INFORMATION - RECONCILIATION OF THIRD QUARTER 2018

GAAP TO NON-GAAP GUIDANCE (net of tax)

	Low	High
Estimated GAAP net income per diluted share	$0.25	$0.35
Estimated non-GAAP items:
Share-based compensation expense	0.04	0.04
Amortization of intangibles	0.01	0.01
Estimated non-GAAP net income per diluted share	$0.30	$0.40

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